                                                                    EXHIBIT 99.4

C. STEPHEN HOWARD (State Bar No. 43434)
JEFFERY D. McFARLAND (State Bar No. 157628)
SCOTT VICK (State Bar No. 171944)
CHERI L. WOOD (State Bar No. 180527)
MILBANK, TWEED, HADLEY & McCLOY
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017-5704
(213) 892-4000

Attorneys for defendants
and counterclaim plaintiffs
FIDELITY NATIONAL FINANCIAL, INC. and
WILLIAM P. FOLEY, II


                          UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA

        GIANT GROUP, LTD., a Delaware     )    CASE NO. SA CV-95-1095 LHM(EEx)
        corporation,                      )
                                          )
                        Plaintiff,        )
                                          )    ANSWER AND COUNTERCLAIMS OF
                                          )    DEFENDANTS FIDELITY NATIONAL
                v.                        )    FINANCIAL, INC. AND WILLIAM P.
                                          )    FOLEY, II
                                          )
         WILLIAM P. FOLEY, II, a          )
         California citizen; CKE          )    DEMAND FOR JURY TRIAL
         RESTAURANTS, INC., a Delaware    )
         corporation; FIDELITY NATIONAL   )
         FINANCIAL, INC., a Delaware      )
         corporation; William Davenport,  )
         a California citizen; and        )
         ROBERT MARTIN, a Missouri        )
         citizen,                         )
                                          )
                        Defendants.       )
        __________________________________)
                                          )
        FIDELITY NATIONAL FINANCIAL,      )
        INC. and WILLIAM P. FOLEY, II,    )
                                          )
                       Counterclaim       )
                       Plaintiffs         )
                                          )
               v.                         )
                                          )
        GIANT GROUP, LTD.                 )
                                          )
                       Counterclaim       )
                       Defendant          )
                                          )
        and                               )
                                          )
                                          )



                               Page 9 of 35 Pages

        BURT SUGARMAN; TERRY              )
        CHRISTENSEN; DAVID GOTTERER and   )
        ROBERT WYNN                       )
                                          )
                        Additional        )
                        Counterclaim      )
                        Defendants.       )
        __________________________________)

        Defendants Fidelity National Financial, Inc. and William P. Foley, II (collectively, "Fidelity") respond to Plaintiff's First Amended Complaint ("Complaint") as follows:

               1. In answer to paragraph 1 of the Complaint, Defendants deny each and every allegation contained therein.

               2. In answer to paragraph 2 of the Complaint, Defendants deny each and every allegation contained therein.

               3. In answer to paragraph 3 of the Complaint, Defendants deny each and every allegation contained therein.

               4. In answer to paragraph 4 of the Complaint, Defendants are without sufficient knowledge or information to form a belief as to the truth of the allegations contained in such paragraph, and on that basis deny each and every allegation contained therein.

               5. In answer to paragraph 5 of the Complaint, Defendants admit Mr. Foley is a resident of California, and serves as the Chairman of the Board of Directors and as the CEO of both Fidelity and CKE Restaurants, Inc. ("CKE"). Defendants admit that as of March 31, 1995, Mr. Foley, Folco Development Corporation and the estate of William P. Foley held, in aggregate, 2,380,093 shares of Fidelity common stock, and 335,454 Fidelity options. Defendants further admit that Mr. Foley is President of Bogner Regis, Inc., the general partner of Cannae Limited Partnership. Except as so admitted, Defendants deny each and every allegation contained in Paragraph 5.

               6. In answer to paragraph 6 of the Complaint, Defendants admit that Fidelity is a corporation organized under the laws of the State of Delaware with its principal place of business located in Irvine, California, and is, amongst other things, engaged in the business of issuing title insurance policies and other title related services through its subsidiaries. Additionally, Defendants admit that between July 13, 1995 and December 21, 1995, Fidelity purchased 449,089 shares of Giant stock. Defendants further admit that as of May 18, 1995, Fidelity owned 2.7% of the shares of CKE. Except as so admitted, Defendants deny each and every allegation contained in paragraph 6.

               7. In answer to paragraph 7 of the Complaint, Defendants admit each and every allegation contained therein.





                              Page 10 of 35 Pages

               8. In answer to paragraph 8 of the Complaint, Defendants admit that Mr. William Davenport ("Mr. Davenport") has acted as Mr. Foley's stockbroker on certain transactions. Except as so admitted, Defendants are without sufficient knowledge or information to form a belief as to the truth of the allegations contained in such paragraph, and on that basis deny each and every allegation contained therein.

               9. In answer to paragraph 9 of the Complaint, Defendants admit that Robert Martyn ("Mr. Martyn") is a securities broker formerly with Kemper Securities, and currently with Burns Pauli Mahoney Co. Defendants are without sufficient knowledge or information to form a belief as to whether Mr. Martyn is a citizen of the State of Missouri or whether he holds himself out as an investment expert in the food service industry. Except as so admitted, Defendants deny each and every allegation contained in paragraph 9.

               10. In answer to paragraph 10 of the Complaint, Defendants admit each and every allegation contained therein.

               11. In answer to paragraph 11 of the Complaint, Defendants admit each and every allegation contained therein.

               12. In answer to paragraph 12 of the Complaint, Defendants admit each and every allegation contained therein.

               13. In answer to paragraph 13 of the Complaint, Defendants admit that they have in the past purchased shares of US Facilities Corporation ("US Facilities") and have solicited proxies from other US Facilities shareholders. Defendants further admit that a Delaware court overturned the results of the US Facilities proxy contest. Except as so admitted, Defendants deny each and every allegation contained in paragraph 13.

               14. In answer to paragraph 14 of the Complaint, Defendants admit that in or about June 1995, Mr. Davenport, Mr. Foley and Mr. Sugarman met at the Lakeview Cafe in Thousand Oaks, California to discuss a possible business relationship between Rally's Hamburgers, Inc. ("Rally's) and CKE. Except as so admitted, Defendants deny each and every allegation contained in paragraph 14.

               15. In answer to paragraph 15 of the Complaint, Defendants admit that at the June 1995 meeting between Mr. Davenport, Mr. Foley and Mr. Sugarman, Mr. Sugarman stated that he had also had discussions with Checkers, Inc. regarding a possible business relationship with Rally's. Except as so admitted, Defendants deny each and every allegation contained in paragraph 15.

               16. In answer to paragraph 16 of the Complaint, Defendants are without sufficient knowledge or information to form a belief as to Rally's or Giant's standard business practices regarding the dissemination of information, and on that basis deny the allegations contained in the first sentence of





                              Page 11 of 35 Pages
paragraph 16. With respect to the remaining allegations contained in paragraph 16, Defendants deny each and every allegation contained therein.

               17. In answer to paragraph 17 of the Complaint, Defendants deny each and every allegation contained therein.

               18. In answer to paragraph 18 of the Complaint, Defendants deny each and every allegation contained therein.

               19. In answer to paragraph 19 of the Complaint, Defendants deny each and every allegation contained therein.

               20. In answer to paragraph 20 of the Complaint, Defendants admit that in or about August 1995, Mr. Foley and C. Thomas Thompson ("Mr. Thompson") met with Mr. Sugarman, and Rally's CFO and CEO. Except as so admitted, Defendants deny each and every allegation contained in paragraph 20.

               21. In answer to paragraph 21 of the Complaint, Defendants deny each and every allegation contained therein.

               22. In answer to paragraph 22 of the Complaint, Defendants admit that Mr. Foley told Mr. Sugarman he was interested in testing the "Carl's Jr. Jr." concept in Bakersfield. Except as so admitted, Defendants deny each and every allegation contained in paragraph 22.

               23. In answer to paragraph 23 of the Complaint, Defendants admit that Mr. Foley told Mr. Sugarman CKE would consider purchasing shares of Rally's stock owned by Giant. Except as so admitted, Defendants deny each and every allegation contained in paragraph 23.

               24. In answer to paragraph 24 of the Complaint, Defendants deny each and every allegation contained therein.

               25. In answer to paragraph 25 of the Complaint, Defendants admit that Mr. Foley asked Mr. Sugarman if he was interested in participating in a transaction involving a company named "Summit Restaurants", and that Mr. Sugarman declined to participate. Except as so admitted, Defendants deny each and every allegation contained in paragraph 25.

               26. In answer to paragraph 26 of the Complaint, Defendants are without sufficient knowledge or information to form a belief as to whether Mr. Sugarman tried to contact Mr. Foley on three separate occasions, and on that basis deny the allegations contained in the second sentence of paragraph
26. With respect to the remaining allegations contained in paragraph 26, Defendants deny each and every allegation contained therein.

               27. In answer to paragraph 27 of the Complaint, Defendants admit that Gary Nelson called the CFO of Giant to inform her that Fidelity had filed a Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act, stating that





                              Page 12 of 35 Pages

Fidelity had acquired an 8.6% beneficial interest in Giant's outstanding common stock. Defendants further admit that Mr. Nelson and Fidelity's General Counsel spoke on the telephone with the CFO of Giant on or about December 8, 1995. Except as so admitted, Defendants deny each and every allegation contained in paragraph 27.

               28. In answer to paragraph 28 of the Complaint, Defendants deny each and every allegation contained therein.

               29. In answer to paragraph 29 of the Complaint, Defendants deny each and every allegation contained therein.

               30. In answer to paragraph 30 of the Complaint, Defendants admit that Mr. Thompson told Mr. Sugarman that he wished to meet Rally's CEO, CFO, and operations personnel, to tour Rally's headquarters and to visit some Rally's drive-thru restaurants. Except as so admitted, Defendants deny each and every allegation contained in paragraph 30.

               31. In answer to paragraph 31 of the Complaint, Defendants deny each and every allegation contained therein.

               32. In answer to paragraph 32 of the Complaint, Defendants admit that on or about December 15, 1995, they received, by facsimile, a proposed confidentiality agreement. Defendants further admit that Mr. Foley did not call Mr. Sugarman on December 16 or 17, 1995 and that Mr. Foley was unreachable on December 16 and 17, 1995. Except as so admitted, Defendants deny each and every allegation contained in paragraph 32.

               33. In answer to paragraph 33 of the Complaint, Defendants are without sufficient knowledge or information to form a belief as to the truth of the allegations contained in such paragraph, and on that basis deny each and every allegation contained therein.

               34. In answer to paragraph 34 of the Complaint, Defendants deny each and every allegation contained therein.

               35. In answer to paragraph 35 of the Complaint, Defendants are without sufficient knowledge or information to form a belief as to the truth of the allegations contained in such paragraph, and on that basis deny each and every allegation contained therein.

               36. In answer to paragraph 36 of the Complaint, Defendants deny each and every allegation contained therein.

               37. In answer to paragraph 37 of the Complaint, Defendants deny each and every allegation contained therein.

               38. In answer to paragraph 38 of the Complaint, Defendants deny each and every allegation contained therein.





                              Page 13 of 35 Pages

               39. In answer to paragraph 39 of the Complaint, Defendants admit that once their ownership of Giant stock exceeded 5%, they were required under Section 13(d) of the Securities Exchange Act to file a Schedule 13D. Except as so admitted, Defendants deny each and every allegation contained in paragraph 39.

               40. In answer to paragraph 40 of the Complaint, Defendants admit that their Schedule 13D identifies Mr. Foley, Fidelity and a subsidiary of Fidelity as members of Defendants' group of investors in Giant stock. Defendants further admit that their Schedule 13D does not mention Mr. Davenport or Mr. Martin. Except as so admitted, Defendants deny each and every allegation contained in paragraph 40.

               41. In answer to paragraph 41 of the Complaint, Defendants deny each and every allegation contained therein.

               42. In answer to paragraph 42 of the Complaint, Defendants admit that they filed Amendment No. 1 to their Schedule 13D on or about December 21, 1995. Except as so admitted, Defendants deny each and every allegation contained in paragraph 42.

               43. In answer to paragraph 43 of the Complaint, Defendants admit that Amendment No. 1 to their Schedule 13D states that Messrs. Davenport and Martin acted as brokers with respect to Defendants' purchase of Giant shares. Except as so admitted, Defendants deny each and every allegation contained in paragraph 43.

               44. In answer to paragraph 44 of the Complaint, Defendants admit that Amendment No. 1 to their Schedule 13D states that CKE received information from Giant and Rally's which was not relied upon by Fidelity in its purchase of Giant shares. Except as so admitted, Defendants deny each and every allegation contained in paragraph 44.

               45. In answer to paragraph 45 of the Complaint, Defendants admit that Amendment No. 1 to their Schedule 13D states that CKE was not asked to enter into a confidentiality agreement at the time it or its representatives were given information from Giant and Rally's. Except as so admitted, Defendants deny each and every allegation contained in paragraph 45.

               46. In answer to paragraph 46 of the Complaint, Defendants deny each and every allegation contained therein.

               47. In answer to paragraph 47 of the Complaint, Defendants admit that Amendment No. 1 to their Schedule 13D states that Giant contacted Mr. Foley seeking to arrange discussions between CKE and Rally's to explore the possibility of a transaction. Except as so admitted, Defendants deny each and every allegation contained in paragraph 47.





                              Page 14 of 35 Pages

                        ANSWER TO FIRST CAUSE OF ACTION

               48. In answer to paragraph 48 of the Complaint, Defendants incorporate by reference paragraphs 1 through 47 of this Answer.

               49. In answer to paragraph 49 of the Complaint, Defendants admit that their Schedule 13D did not mention the alleged facts averred in paragraph 49 subparts (b), (c) and (f). Except as so admitted, Defendants deny each and every allegation contained in paragraph 49.

               50. In answer to paragraph 50 of the Complaint, Defendants deny each and every allegation contained therein.

                        ANSWER TO SECOND CAUSE OF ACTION

               51. In answer to paragraph 51 of the Complaint, Defendants incorporate paragraphs 1 through 50 of this Answer.

               52. In answer to paragraph 52 of the Complaint, Defendants deny each and every allegation contained therein.

               53. In answer to paragraph 53 of the Complaint, Defendants deny each and every allegation contained therein.

               54. In answer to paragraph 54 of the Complaint, Defendants deny each and every allegation contained therein.

               55. In answer to paragraph 55 of the Complaint, Defendants deny each and every allegation contained therein.

               56. In answer to paragraph 56 of the Complaint, Defendants deny each and every allegation contained therein.

               57. In answer to paragraph 57 of the Complaint, Defendants deny each and every allegation contained therein.

               58. In answer to paragraph 58 of the Complaint, Defendants deny each and every allegation contained therein.

               59. In answer to paragraph 59 of the Complaint, Defendants deny each and every allegation contained therein.

                        ANSWER TO THIRD CAUSE OF ACTION

               60. In answer to paragraph 60 of the Complaint, Defendant incorporates by reference paragraphs 1 through 59 of this Answer.

               61. In answer to paragraph 61 of the Complaint, Defendants deny each and every allegation contained therein.

               62. In answer to paragraph 62 of the Complaint, Defendants deny each and every allegation contained therein.





                              Page 15 of 35 Pages

               63. In answer to paragraph 63 of the Complaint, Defendants are without sufficient knowledge or information to form a belief as to the truth of the allegations contained in such paragraph, and on that basis deny each and every allegation contained therein.

               64. In answer to paragraph 64 of the Complaint, Defendants deny each and every allegation contained therein.

               65. In answer to paragraph 65 of the Complaint, Defendants deny each and every allegation contained therein.

               66. In answer to paragraph 66 of the Complaint, Defendants deny each and every allegation contained therein.

               67. In answer to paragraph 67 of the Complaint, Defendants deny each and every allegation contained therein.

                        ANSWER TO FOURTH CAUSE OF ACTION

               68. In answer to paragraph 68 of the Complaint, Defendants incorporates by reference paragraphs 1 through 67 of this Answer.

               69. In answer to paragraph 69 of the Complaint, Defendants deny each and every allegation contained therein.

               70. In answer to paragraph 70 of the Complaint, Defendants deny each and every allegation contained therein.

               71. In answer to paragraph 71 of the Complaint, Defendants deny each and every allegation contained therein.

               72. In answer to paragraph 72 of the Complaint, Defendants deny each and every allegation contained therein.

               73. In answer to paragraph 73 of the Complaint, Defendants deny each and every allegation contained therein.

               74. In answer to paragraph 74 of the Complaint, Defendants deny each and every allegation contained therein.

                        ANSWER TO FIFTH CAUSE OF ACTION

               75. In answer to paragraph 75 of the Complaint, Defendants incorporate by reference paragraphs 1 through 74 of this Answer.

               76. In answer to paragraph 76 of the Complaint, Defendants deny each and every allegation contained therein.

               77. In answer to paragraph 77 of the Complaint, Defendants deny each and every allegation contained therein.

               78. In answer to paragraph 78 of the Complaint, Defendants deny each and every allegation contained therein.





                              Page 16 of 35 Pages

               79. In answer to paragraph 79 of the Complaint, Defendants deny each and every allegation contained therein.

               80. In answer to paragraph 80 of the Complaint, Defendants deny each and every allegation contained therein.

                              AFFIRMATIVE DEFENSES

               As separate and distinct affirmative defenses to Plaintiff's alleged causes of action, and each of them, Defendants allege as follows:

                           FIRST AFFIRMATIVE DEFENSE
                      (As to All Alleged Causes of Action)

               81. The Complaint, and each purported cause of action therein, fails to set forth facts sufficient to state a cause of action upon which any relief can be granted.

                           SECOND AFFIRMATIVE DEFENSE
                      (As to All Alleged Causes of Action)

               82. The Complaint, and each purported cause of action therein, is barred, in whole or in part, by the doctrine of laches.

                           THIRD AFFIRMATIVE DEFENSE
                      (As to All Alleged Causes of Action)

               83. Defendants are informed and believe, and on that basis allege, that the Complaint, and some or all of the purported causes of action therein, is barred, in whole or in part, by the doctrine of unclean hands.

                           FOURTH AFFIRMATIVE DEFENSE
                      (As to All Alleged Causes of Action)

               84. The Complaint, and each purported cause of action therein, is barred, in whole or in part, by Plaintiff's own conduct, actions, and inactions that constitute an estoppel of the purported claims for relief and of any relief sought in the Complaint.

                           FIFTH AFFIRMATIVE DEFENSE
                      (As to All Alleged Causes of Action)

               85. The Complaint, and each purported cause of action therein, is barred, in whole or in part, by Plaintiff's own conduct, actions, and inactions that constitute a waiver of the purported claims for relief and of any relief sought in the Complaint.





                              Page 17 of 35 Pages

                           SIXTH AFFIRMATIVE DEFENSE
                      (As to All Alleged Causes of Action)

               86. Defendants join in and incorporate by reference each affirmative defense alleged by the other defendants in this action to the extent that such affirmative defenses apply to Defendants.

                          SEVENTH AFFIRMATIVE DEFENSE
                       (As to the Second Cause of Action)

               87. Plaintiff's alleged cause of action is barred by the Statute of Frauds.




                              Page 18 of 35 Pages

                                 COUNTERCLAIMS

               Counterclaim plaintiffs Fidelity National Financial, Inc. ("Fidelity") and William P. Foley, II ("Mr. Foley") aver as follows:

                             JURISDICTION AND VENUE

               88. This Court has jurisdiction over each of the counterclaims pursuant to 28 U.S.C. Section 1367(a) in that the counterclaims arise from a common nucleus of operative facts and are so intertwined with Plaintiff's purported federal claim for relief that the counterclaims form part of the same case or controversy under Article III of the United States Constitution.

               89. Venue is proper in the Central District of California pursuant to 18 U.S.C. Section 1391(b) and (c) in that at least one counterclaim defendant resides in this District, all of the counterclaim defendants transact their affairs and do business in this District, and, further, because a substantial part of the events giving rise to the counterclaims occurred in this District.

                                  THE PARTIES

               90. Counterclaim plaintiff Fidelity National Financial, Inc. ("Fidelity") is a corporation duly organized and validly existing under the laws of the State of Delaware, and qualified to do and doing business in the State of California. Fidelity's principal place of business is located at 17911 Von Karman Avenue, Suite 300, Irvine, California 92714.

               91. Counterclaim plaintiff William P. Foley, II serves as Chairman of Fidelity's Board of Directors and as its Chief Executive Officer. Mr. Foley resides in Orange County and is a citizen of the State of California.

               92. Counterclaim defendant Giant Group, Ltd. ("Giant") is a corporation duly organized and validly existing under the laws of the State of Delaware, and qualified to do and doing business in the State of California. Giant's principal place of business is located at 150 El Camino Drive, Suite 303, Beverly Hills, California 90212. Giant is a holding company that controls, among other things, Rally's Hamburgers, Inc. ("Rally's"). Rally's is a publicly held company that owns and franchises double drive-thru hamburger restaurants.

               93. Counterclaim defendants Burt Sugarman, Terry Christensen, David Gotterer, and Robert Wynn (collectively, "Giant Directors") are, and at all relevant times herein were, members of Giant's Board of Directors. Mr. Sugarman serves as Chairman of Giant's Board of Directors and also acts as its Chief Executive Officer. Mr. Sugarman holds over 20% of Giant's common stock and has options to purchase an additional 21%.





                              Page 19 of 35 Pages

                          SUMMARY OF THE COUNTERCLAIMS

               94. The counterclaims in this action arise from a campaign carefully designed and orchestrated by Giant's Chairman and Directors to keep control of Giant and its valuable assets solely in the hands of Mr. Sugarman, and simultaneously to prevent Fidelity -- or anyone else (except Mr. Sugarman) -- from buying any more Giant stock, all for no legitimate or rational business purpose, and all at the expense of Giant and its shareholders.

               95. Immediately after learning that Fidelity had acquired more than 5% of Giant's stock, and as part of their showstopper strategy, Giant's Directors crafted, and unanimously adopted, a blatantly discriminatory "Stockholders Rights Plan" (the "Poison Pill"), ostensibly to prevent any shareholder (or group) from acquiring 15% or more of Giant's common stock. Although Giant has publicly announced the Poison Pill, Giant has refused to make a copy of the Poison Pill available to the public. According to Giant's press release, the Poison Pill treats all shareholders who own the same class and series of stock equally, except, that is, for Giant's Chairman Mr. Sugarman. Although Mr. Sugarman controls Giant and owns over 20% of its common stock, the Poison Pill grants him (but no one else) the right to purchase even more stock -- up to nearly 50% of the company. However, on information and belief, in view of his legacy of wasteful spending and mismanagement of Giant, Mr. Sugarman is worried that his presently strong equity position at Giant is insufficient to ensure his sustained control of Giant. Examples of Mr. Sugarman's and Giant's Directors' wasteful spending, mismanagement, and self dealing are numerous, and include the following:

                        a. Although Giant has a mere thirteen employees, no business operations, and consistently loses money, Mr. Sugarman draws a salary from Giant of approximately $1.9 million to support his opulent lifestyle.

                        b. On information and belief, Mr. Sugarman caused Giant to acquire for his use a lavish Gulfstream-2 jet, for which Giant retains two pilots on a stand-by basis. Mr. Sugarman has used this jet to fly himself and his wife Mary Hart (host of the television program Entertainment Tonight) to one of their vacation homes in Montana at Giant's expense.

                        c. Using his influential position at Rally's Hamburgers, Inc. (which Giant controls), Mr. Sugarman arranged to have his wife, Mary Hart, elected to Rally's Board of Directors.

                        d. Perhaps most strikingly, in 1993 Mr. Sugarman caused Rally's to commit to a bond indenture that -- for no rational business purpose, and solely to propagate Mr. Sugarman in his position at Giant -- requires Rally's to repurchase $85 million in outstanding notes for 101% of their face value, plus accrued interest, should anyone other than Mr. Sugarman become the beneficial owner of more than 35% of GIANT'S voting stock.





                              Page 20 of 35 Pages

                        e. Lastly, for no other reason than to prevent Fidelity and Mr. Foley from acquiring a large block of Giant stock, and to further tighten Mr. Sugarman's grip on Giant, on January 5, 1995 Giant's Directors caused Giant to purchase more than 400,000 shares of Giant stock, which was trading at just twenty-five cents below its fifty-two week high (thereby increasing Mr. Sugarman's percentage ownership of Giant and, importantly, removing votes from shareholders which would likely vote against Mr. Sugarman and the Giant Directors). On information and belief, prior to January 5, 1995, Giant had purchased shares of its own stock on only one previous occasion.

               96. In the context of Mr. Sugarman's systematic treatment of Giant as his personal property, the provisions of the Giant Poison Pill make transparently clear that Giant's Directors had no purpose in adopting the Poison Pill other than to entrench themselves and to shore up Mr. Sugarman's control over Giant, thereby making Giant a permanent hostage to Mr. Sugarman. Giant's Directors adopted the Poison Pill even though they had no authority to do so, and even though the disparate treatment of shareholders serves no rational or legitimate corporate purpose.

               97. As yet another component of Mr. Sugarman's frantic attempt to ward off additional purchases of stock by Fidelity, Giant filed the instant, and unmeritorious, lawsuit (the "Complaint") claiming, inter alia, that Fidelity had violated its disclosure obligations under the Williams Act. On information and belief, in filing this lawsuit, Giant seeks to enlist the Court as its ally in a battle that properly is waged in the marketplace, where Mr. Sugarman apparently feels ill-equipped to prevail.

               98. Moreover, on the heels of filing its lawsuit, Giant and one of its Directors, Mr. Christensen, prepared and issued to the media several blatantly defamatory press releases that accused Fidelity and Mr. Foley of attempting to "loot" Giant and conspiring to violate the securities laws.

               99.      Fidelity and Mr. Foley seek a declaratory judgment:

                        a.      that the Poison Pill is invalid,

                        b. that Giant's Directors breached their fiduciary duties by adopting the Poison Pill; and

                        c. that Giant lacked the authority to adopt the Poison Pill.

               100. Fidelity and Mr. Foley also seek a preliminary and permanent injunction:

                        a. directing counterclaim defendants to rescind, or in the alternative to redeem, the Poison Pill;





                              Page 21 of 35 Pages

                        b. ordering that counterclaim defendants not take any action in furtherance of the Poison Pill; and

                        c. directing that Giant disclose all of the terms of the Poison Pill;

                        d. enjoining counterclaim defendants from engaging in any transactions involving the issuance of voting securities of Giant.

                        e. directing Giant to disgorge the more than 400,000 shares of Giant stock that it purchased on or about January 5, 1996.

               101. Fidelity and Mr. Foley lastly seek special, actual, and punitive damages for the defamatory statements contained in the press releases.

                                THE WILLIAMS ACT

               102. The Williams Act, along with the regulations promulgated thereunder by the Securities and Exchange Commission ("SEC"), govern the disclosures made by Fidelity and Mr. Foley in connection with their purchases of Giant stock. The purpose of the Williams Act is to protect shareholders through a policy of neutrality between management and potential acquirors so that shareholders are free to make appropriate decisions in connection with tender offers, exchange offers, proxy votes and the like. In passing the Williams Act, Congress deliberately avoided tipping the balance in favor of management or potential acquirors. The Williams Act is not a weapon for management to discourage takeover bids or prevent large accumulations of stock, which could create the potential for such attempts. The Williams Act endeavors to have market forces -- rather than corporate artifices -- determine the outcome of struggles for corporate control. The Williams Act ensures investor autonomy, and neutrality between management and potential acquirors, because Congress recognized that substantial harm could befall shareholders when management, acting in its self-interest, erects barriers to prevent changes in corporate control.

              BACKGROUND OF FIDELITY'S ACQUISITION OF GIANT STOCK

               103. In July 1995, Fidelity and Mr. Foley began acquiring shares of Giant stock. By December 1995, Fidelity and Mr. Foley had acquired a beneficial interest in more than five percent of Giant's common stock, at which time they filed a 13D disclosure statement with the SEC as required by the Williams Act. In their disclosure statement, Fidelity indicated that its purpose for acquiring Giant stock was "to acquire a significant equity position in [Giant]." The disclosure statement also advised that, "Fidelity does not consider itself a passive investor and should not be regarded as such."





                              Page 22 of 35 Pages

                     GIANT DIRECTORS' CONFLICTS OF INTEREST

               104. As set forth more fully below, the Giant Directors have inherent conflicts of interest arising from the generous benefits they receive, directly and indirectly, from Giant, as well as the direct and indirect benefits received by their immediate families and a small coterie of their business associates. By reason of such conflicts, the Giant Directors have an inherent interest and desire, singly and as a group, to perpetuate themselves in office, and therefore to oppose any change in control at Giant.

               105. Among the evidences of the Giant Directors' inherent conflicts of interest and self-dealing are the following:

                        a. Counterclaim defendant Mr. Sugarman, who is Chief Executive Officer and President of Giant, receives in those capacities an annual compensation package worth approximately $1.9 million as well as valuable stock options, even though Giant has only thirteen employees, no business operations, and consistently loses money. On information and belief, Mr. Sugarman caused Giant to acquire for his use a lavish Gulfstream-2 jet, for which Giant retains two pilots on a stand-by basis. Mr. Sugarman has used this jet to fly himself and his wife to one of their vacation homes in Montana at Giant's expense. On information and belief, Mr. Sugarman successfully arranged to have his wife, Mary Hart, elected to the Board of Directors of Rally's Hamburgers, Inc. (which Giant controls), from which she derives benefit.

                        b. On information and belief, Giant has awarded, and continues to award, Mr. Christensen's law firm, at which Mr. Christensen is a name partner, valuable legal business that directly and indirectly benefits Mr. Christensen personally.

                        c. On information and belief, Messrs. Sugarman and Christensen arranged to have Patricia L. Glaser, also a name partner at Mr. Christensen's law firm, elected to the Board of Directors of Rally's Hamburgers, Inc., from which she derives benefit.

                        d. Counterclaim defendant David Gotterer, a member of Giant's Board, was also elected to the Board of Directors of Rally's Hamburgers, Inc., from which he derives benefit.

               106. Because of their wasteful spending and mismanagement of Giant and Rally's, the Giant Directors were, and are, fearful that acquisition of Giant stock by Fidelity and Mr. Foley could result in a change in Giant's voting control, which, in turn, could jeopardize the lucrative benefits that the Giant Directors as well as their families and business associates receive directly and indirectly from Giant.





                              Page 23 of 35 Pages

                          GIANT DIRECTORS BREACH THEIR
                  FIDUCIARY DUTIES BY ADOPTING THE POISON PILL

               107. Because Mr. Sugarman owns more than 20% of Giant's stock, there is no threat occasioned by Fidelity's ownership of more than 15% of Giant's stock. Nevertheless, on or about January 4, 1996, the Giant Board held a meeting at which they took an action designed to erect a barrier to insulate Giant -- and Mr. Sugarman in particular -- from any change in control. Through this action, Giant's Board attempted to impose its will on Giant's shareholders by adopting a "Stockholders Rights Plan," which impermissibly confers special favor to Mr. Sugarman, but not to other shareholders who own the same series and class of Giant common stock.

               108. To prevent a comprehensive challenge of the Poison Pill, Giant has kept secret its actual provisions, instead choosing to selectively announce them in a press release issued on January 4, 1996. Giant's failure to disclose all of the terms of the Poison Pill is a violation of its Schedule 8A requirements under the Securities Exchange Act of 1934.

               109. According to Giant's press release, pursuant to the Poison Pill, the Giant Board of Directors declared, among other things, that a dividend of preferred stock purchase rights ("Rights") would be distributed to shareholders who own stock as of January 16, 1996 (at a rate of one purchase Right per share of common stock). Each Right is the equivalent in voting and dividend rights to 1000 shares of common stock.

               110. According to Giant's press release, by its terms, the Poison Pill is triggered, or "flips-in," when any person (except Mr. Sugarman) acquires voting control of 15% or more of the outstanding common stock of Giant. Once triggered, the Poison Pill provides that all Rights holders -- except the shareholder(s) who has acquired 15% or more of Giant's stock -- may exercise their Rights and purchase additional shares of common stock to be issued by Giant. The Board of Directors of Giant may redeem the Rights at anytime for $0.01 per Right before the flip-in trigger occurs.

               111. At bottom, the Poison Pill adopted by the Giant Directors makes any acquisition of 15% or more of Giant's shares prohibitively expensive to any prospective acquirors, except Mr. Sugarman. The Poison Pill imposes a severe financial penalty on a potential acquiror, and it dramatically dilutes a potential acquiror's voting power and equity interest in Giant. As a result, the adoption of the Poison Pill has the effect of deterring any attempt to change corporate control of Giant, except those that are approved in advance by the Giant Directors. In effect, the Giant Directors have granted to themselves de facto veto power over any proposals that involve a change in corporate management or control, at the shareholders' expense. By adopting the Poison Pill, the Giant Directors have entrenched themselves and the present Giant officers in their positions,





                              Page 24 of 35 Pages
and, as a practical matter, have deprived Giant's disinterested shareholders of the opportunity to consider, and approve, any proposal by Fidelity that would involve a change in corporate management.

               112. The Poison Pill places a formidable obstacle in the path of Fidelity -- or anyone else -- seeking to acquire 15% or more of Giant's stock. Because Mr. Sugarman currently owns more than 20% of Giant's stock, and has options to purchase an additional 20%, there is no clear-cut, special logic inhering in Giant's adoption of a 15% trigger. Likewise, there is no threat to Giant occasioned by Fidelity's acquisition of greater than 15% of Giant's stock. Consequently, the 15% trigger cannot be attributable to any rational business purpose; rather, it is an arbitrary number, the quintessential purpose of which is to entrench Mr. Sugarman.

               113. Giant justifies its Poison Pill as a means of protecting smaller shareholders from others who accumulate more than 15% of the company's stock. But Giant's real, and illicit purpose for adopting the Poison Pill is made evident by the fact that the Poison Pill allows Mr. Sugarman, and only Mr. Sugarman, to acquire even more than his current over 20% interest -- up to almost 50% of the company -- at a steep discount from its current market price. Moreover, on or about January 5, 1996, Giant purchased more than 400,000 of its shares, which were trading just twenty-five cents below their fifty-two week high. By purchasing the stock, Giant not only reduced the number of outstanding shares, thereby significantly increasing Mr. Sugarman's percentage ownership of Giant, but also rid itself of shareholder votes that would likely have been against Sugarman and the other Directors. On information and belief, prior to January 5, 1996, Giant had on only one occasion purchased its own stock. In view of the foregoing, Giant can point to no rational or legitimate reason why it adopted the Poison Pill.

               114. On information and belief, as Giant's Directors knew well, the Poison Pill was adopted with the specific intent and purpose of thwarting further purchases of stock by Fidelity and Mr. Foley. However, the Poison Pill's special and disparate treatment of Mr. Sugarman, makes clear that its only purpose was to entrench Mr. Sugarman at the expense of other shareholders. Such action has no legitimate business purpose, and serves only to tip the balance of corporate control in favor of Mr. Sugarman and the other Giant Directors.

                      DEFAMATION OF FIDELITY AND MR. FOLEY

               115. As an honest and successful businessman, Mr. Foley has earned the high esteem of his peers and associates in the business community. Mr. Foley graduated from the United States Military Academy in West Point, New York with a Bachelor of Science degree, and served his country as an Air Force Captain. Through hard work, and with the respect he earned from his colleagues, Mr. Foley built a tiny Arizona storefront operation into the nation's fourth-largest title insurance company with





                              Page 25 of 35 Pages
over 4,700 employees in forty-eight states. His efforts won him plaudits from industry analysts who described Fidelity one of the nation's best-run title companies. In 1993, Mr. Foley was elected Chairman and CEO of Carl Karcher Enterprises, Inc. (operator of the Carl's Jr. restaurant chain), at which he engineered a turn around to a four-year slide. Mr. Foley is a member of the board of directors and the Foundation Board of the University of California at Irvine. In 1995, Mr. Foley was the recipient of the distinguished Human Relations Award for Orange County awarded by the American Jewish Committee. Past recipients of this award have included former President Ronald W. Reagan. Mr. Foley's success and good name have allowed him to occupy, and enjoy, a position of prominence and high standing in the community. Likewise, Fidelity has earned, enjoys, and benefits from its good reputation.

               116. When the Giant Directors learned that Fidelity and Mr. Foley had acquired more than a 5% beneficial interest in Giant, the Giant Directors became worried that their legacy of wasteful spending and corporate mismanagement would lead to a shareholder vote expelling them from office. In an effort to entrench themselves at Giant and preserve the spoils of their offices, the Giant Directors endeavored to dissuade Fidelity and Mr. Foley from acquiring additional Giant stock. To this end, and to divert shareholder attention away from their own mismanagement, Giant filed the instant lawsuit on December 19, 1995. Also that day, in its zeal to announce and describe to the media the averments it made in the Complaint, Giant -- with the full knowledge and cooperation of Mr. Christensen -- prepared and issued a press release.
That press release, attached hereto as Exhibit A, identified Mr. Christensen as Giant's corporate contact. In the press release, Mr. Christensen made the following blatantly false and defamatory statements that explicitly and implicitly accused Fidelity and Mr. Foley of acting illegally, dishonestly, and unprofessionally in their business dealings: "Terry Christensen, a director of Giant stated, 'We were shocked to learn that Mr. Foley and Fidelity were buying Giant stock while Mr. Foley and his officers were constantly asking about the profit and loss projections, cash positions and business plans of both Giant and Rally's.' Christensen further stated, 'When we learned that Mr. Foley's stockbrokers were utilizing confidential and insider information to buy Giant stock for a group of investors acting with Mr. Foley, we felt that this lawsuit was absolutely necessary.' Christensen stated, 'The directors of Giant do not oppose legitimate actions by its stockholders, but we have a duty to prevent flagrant violations of the securities laws.'"

               117. Giant and Mr. Christensen did not stop there. Evidencing their malicious intent, Giant, with the full knowledge and cooperation of Mr. Christensen, prepared and issued another press release on January 4, 1996. That press release, attached hereto as Exhibit B, again identified Mr. Christensen as Giant's corporate contact. In the press release, Mr. Christensen made the following blatantly false and defamatory statements that explicitly and implicitly accused Mr. Foley of acting illegally,





                              Page 26 of 35 Pages
dishonestly, and unprofessionally in their business dealings: "Terry Christensen, a director of Giant, stated, 'Giant will not stand idly by while these individuals attempt to loot Giant and Rally's to the detriment of these companies and their shareholders.'"

               118. Giant and Mr. Christensen further defamed Fidelity and Mr. Foley by issuing press releases to the media that summarized the averments made in the Complaint and First Amended Complaint. In doing so, Giant induced the media to publish the allegations, and implicitly represented that the averments made therein were true and correct, i.e., that Fidelity and Mr. Foley had violated federal securities laws, traded stock on material, nonpublic, confidential and inside information, etc. None of the media to whom the press releases were issued are participants to this action, or are in any way connected to these proceedings.

               119. The following statements contained in the December 19, 1995 press release, which purport to summarize averments made in the Complaint, are blatantly false and defamatory in that they implicitly state that Fidelity and Mr. Foley acted illegally, dishonestly, and unprofessionally in their business dealings:

                        a. "William P. Foley II, and two of his brokers . . . were accused of violating the Federal Securities Laws and trading on nonpublic, confidential and inside information as part of a takeover bid for
Rally's Hamburgers, Inc. . . ."

                        b. "In the lawsuit, Giant alleges that Mr. Foley and his group of investors violated the disclosure requirements of Section 13(d) of the Securities Exchange Act of 1934 by secretly forming a group to buy shares in Giant and by filing a false 13D which failed to identify all of the members of their group, understated the true extent of their holdings of Giant, and failed to disclose the true purpose of their investment in Giant -- to obtain control of Rally's and Giant."

                        c. "Giant's complaint asserts that, beginning in the Summer of 1995, Mr. Foley obtained nonpublic confidential and inside information from Rally's and Giant . . . .  Although Mr. Foley and his companies had agreed to keep this information confidential and not to trade in Giant's or Rally's stock based on this information, Mr. Foley, Fidelity, Mr. Davenport, Mr. Martin and some of their clients immediately, and secretly, began to amass stock in Giant in order to gain control of Giant and Rally's."

               120. Likewise, the following statements contained in the January 4, 1996 press release, which purport to summarize the averments made in the First Amended Complaint, are blatantly false and defamatory in that they implicitly state that Fidelity and Mr. Foley acted illegally, dishonestly, and unprofessionally in their business dealings:

                        a. "Separately, Giant Group said it amended its lawsuit against William P. Foley II, chairman of CKE Restaurants





                              Page 27 of 35 Pages

Inc. and Fidelity National Financial Inc., who it charges with improperly trying to gain control of Giant and Rally's."

                        b. "The lawsuit charges Foley and two stockbrokers with violating securities laws in an attempt to take control of the companies."

                        c. "In the lawsuit, filed in federal court in Los Angeles, Giant alleges that Foley and others violated SEC disclosure requirements by 'secretly forming a group to buy shares in Giant.' Giant said Foley and the group failed to identify all of the members of the group, understated the extent of their holdings in Giant and failed to disclose the true purpose of their investment, which is to gain control of Rally's and Giant."

                        d. "The complaint was amended to say that Foley and the others have attempted to expand their takeover group by soliciting the aid of a shareholder in another fast-food chain."

                        e. "Giant said that Foley intends to 'loot Giant, purchase substantial assets of Rally's and use the remaining cash to aid in the acquisition' of another fast-food chain."

                             FIRST CAUSE OF ACTION
                            (FOR DECLARATORY RELIEF
                      AGAINST ALL COUNTERCLAIM DEFENDANTS)

               121. Counterclaim plaintiffs repeat, re-aver and incorporate by this reference paragraphs 88 through 120 above, as though fully set forth herein.

               122. The Poison Pill is inherently invalid in that it impermissibly discriminates among shares and shareholders of the same class and series and serves no rational corporate purpose. Moreover, Fidelity is informed and believes and thereon avers that Giant's articles and bylaws bar the adoption of the Poison Pill, and, therefore its adoption was an act of ultra vires. Likewise, in adopting the Poison Pill, in setting its trigger at 15%, and by failing to redeem the Poison Pill, Giant's directors have breached -- and continue to breach -- their fiduciary duties. Hence, the Poison Pill is invalid as applied.

               123. Giant's Directors have fiduciary duties, and a duty of loyalty to Fidelity as well as other Giant shareholders. Those duties are enhanced in the present factual context.

               124. Among such duties, Giant's Directors have a duty not to subvert the rights of shareholders to acquire stock or to vote -- on an equal footing with shareholders who own the same class and series of stock. The actions of the Giant Directors, as set forth above, were taken in bad faith and were intended solely to subvert the rights of Fidelity, as contemplated by the Williams Act, and other applicable law. Such actions are contrary to the interests of Giant and its shareholders. They are intended to entrench Giant's present management --





                              Page 28 of 35 Pages
particularly Mr. Sugarman -- by making Fidelity's acquisition of 15% or more of Giant stock practically impossible, all for the purpose, and no other, of depriving Giant's disinterested shareholders of the opportunity to consider, and approve, a proposal by Fidelity that would involve a change in present management. Thus, Giant's Directors have breached their fiduciary duties through their adoption of the Poison Pill.

               125. Giant's Directors had no reasonable ground for believing that Fidelity's acquisition of more than 15% of Giant's stock posed any danger to Giant. Because Mr. Sugarman's interest in Giant, including options, amounts to almost 50% of the company, the adoption of the 15% trigger cannot be attributable to any rational business purpose; it is an arbitrary number, the quintessential purpose of which is to entrench Mr. Sugarman in his position at Giant. Thus, the Giant Directors' adoption of the 15% threshold constitutes a second, separate and independent breach of their fiduciary duty.

               126. Knowing full well that the Poison Pill is inherently invalid and invalid as applied, the Giant Directors' continuing failure to rescind or, alternatively to redeem the Poison Pill constitutes a third, separate and independent breach of their fiduciary duty.

               127.     Specifically, the actions taken by the Giant Directors:

                        a. frustrate the full purpose and objectives of Congress in enacting the Williams Act by giving intransigent management the ability to preclude purchases of stock on a discriminatory basis;

                        b. impermissibly tilt the balance between management and potential acquirors;

                        c. establish a series of corporate artifices in an attempt to entrench Mr. Sugarman and to ward off further purchases of Giant stock by Fidelity;

                        d. discourage shareholders from voting their shares at a referendum by permitting a discriminatory Poison Pill to be adopted;

               128. By adopting the Poison Pill, Giant's Directors have deprived Fidelity of its rights under the Williams Act, among other laws. The actions of Giant and its Directors have injured and continue to injure Fidelity, which has no adequate remedy at law. Unless the Poison Pill is declared invalid, Fidelity will be irreparably injured because it will be denied its full voting rights and lose equity interest in Giant. In addition, Fidelity will be irreparably injured in that Mr. Sugarman will hold a decided and unlawful advantage in exercising voting rights, forcing Fidelity to terminate its efforts to acquire more shares in, and ultimately control of Giant, a unique business. Similarly, Giant's other shareholders will be irreparably harmed





                              Page 29 of 35 Pages
because they will be denied the opportunity to consider, and approve, alternatives proposed by Fidelity to Giant's present management.

                             SECOND CAUSE OF ACTION
                         (FOR BREACH OF FIDUCIARY DUTY
                          AGAINST THE GIANT DIRECTORS)

               129. Counterclaim plaintiffs repeat, re-aver and incorporate by this reference paragraphs 88 through 128 above, as though fully set forth herein.

               130. Giant's Directors have fiduciary duties, and a duty of loyalty to Fidelity as well as other Giant shareholders. Those duties are enhanced in the present factual context.

               131. Among such duties, Giant's Directors have a duty not to subvert the rights of shareholders to acquire stock or vote -- on an equal footing with shareholders who own the same class and series of stock. The actions of the Giant Directors, as set forth above, were taken in bad faith and were intended solely to subvert the rights of Fidelity, as contemplated by the Williams Act, and other applicable law. Such actions are contrary to the interests of Giant and its shareholders. They are intended to entrench Giant's present management -- particularly Mr. Sugarman -- by making Fidelity's acquisition of fifteen percent or more of Giant stock practically impossible, all for the purpose, and no other, of depriving Giant's disinterested shareholders of the opportunity to consider, and approve, a proposal by Fidelity that would involve a change in present management. Thus, Giant's Directors have breached their fiduciary duties through their adoption of the Poison Pill.

               132. Giant's Directors had no reasonable ground for believing that Fidelity's acquisition of more than 15% of Giant's stock posed any danger to Giant. Because Mr. Sugarman's interest in Giant, including options, amounts to almost 50% of the company, the adoption of the 15% trigger cannot be attributable to any rational business purpose; it is an arbitrary number, the quintessential purpose of which is to entrench Mr. Sugarman in his position at Giant. Thus, the Giant Directors' adoption of the 15% threshold constitutes a second, separate and independent breach of their fiduciary duty.

               133. Knowing full well that the Poison Pill is inherently invalid and invalid as applied, the Giant Directors' continuing failure to redeem the Poison Pill constitutes a third, separate and independent breach of their fiduciary duty.

               134.     Specifically, the actions taken by the Giant Directors:

                        a. frustrate the full purpose and objectives of Congress in enacting the Williams Act by giving intransigent management the ability to preclude purchases of stock on a discriminatory basis;





                              Page 30 of 35 Pages

                        b. impermissibly tilt the balance between management and potential acquirors;

                        c. establish a series of corporate artifices in an attempt to entrench Mr. Sugarman and to ward off further purchases of Giant stock by Fidelity;

                        d. discourage shareholders from voting their shares at a referendum by permitting a discriminatory Poison Pill to be adopted;

               135. By adopting the Poison Pill, Giant's Directors have deprived Fidelity of its rights under the Williams Act, among other laws. The actions of Giant and its Directors have injured and continue to injure Fidelity, which has no adequate remedy at law. Unless the Poison Pill is declared invalid, Fidelity will be irreparably injured because it will be denied its full voting rights and lose equity interest in Giant. In addition, Fidelity will be irreparably injured in that Mr. Sugarman will hold a decided and unlawful advantage in exercising voting rights, forcing Fidelity to terminate its efforts to acquire more shares in, and ultimately control of Giant, a unique business. Similarly, Giant's other shareholders will be irreparably harmed because they will be denied the opportunity to consider, and approve, alternatives proposed by Fidelity to Giant's present management.

                             THIRD CAUSE OF ACTION
                           (FOR LIBEL PER SE AGAINST
                           GIANT AND MR. CHRISTENSEN)

               136. Counterclaim Plaintiffs repeat, re-aver and incorporate by this reference paragraphs 88 through 135 above, as though fully set forth herein.

               137. On information and belief, Giant and Mr. Christensen intentionally and maliciously made blatantly false, unprivileged and defamatory statements in press releases concerning Fidelity and Mr. Foley, in a drastic effort to force Fidelity and Mr. Foley to stop making further purchases of Giant stock. With Mr. Christensen's knowledge and cooperation, Giant issued defamatory press releases to the media, which republished some or all of the defamatory statements to mass audiences. On information and belief, at the time Giant issued the press releases, both Giant and Mr. Christensen knew that statements contained therein concerning Fidelity and Mr. Foley were blatantly false and defamatory. Indeed, such statements have the natural and probable effect in the minds of average people of accusing Fidelity and Mr. Foley of acting illegally, dishonestly, and unprofessionally in their business dealings.

               138. As a direct and proximate cause of such defamatory statements, Fidelity and Mr. Foley's good names and professional reputations have been injured, and they have suffered financial damage.





                              Page 31 of 35 Pages

                             FOURTH CAUSE OF ACTION
                          (FOR SLANDER PER SE AGAINST
                           GIANT AND MR. CHRISTENSEN)

               139. Counterclaim Plaintiffs repeat, re-aver and incorporate by this reference paragraphs 88 through 138 above, as though fully set forth herein.

               140. On information and belief, Mr. Christensen intentionally and maliciously made blatantly false, unprivileged and defamatory oral statements, in person and over the telephone, concerning Fidelity and Mr. Foley, in a drastic effort to force Fidelity and Mr. Foley to stop making further purchases of Giant stock. On information and belief, Mr. Christensen made these statements to private individuals and to members of the media so that they would be republished to mass audiences. On information and belief, Mr. Christensen knew at the time he made such defamatory statements that they were blatantly false and defamatory. On information and belief, Mr. Christensen's defamatory statements were widely published, and had the natural and probable effect in the minds of average people of accusing Fidelity and Mr. Foley of acting illegally, dishonestly, and unprofessionally in their business dealings.

               141. As a direct and proximate cause of such defamatory statements, Fidelity and Mr. Foley's good names and professional reputations have been injured, and they have suffered financial damage.

               WHEREFORE, Fidelity and Mr. Foley pray for judgment as follows:

               1. That the Complaint be dismissed as against Defendants with prejudice;

               2.       That Plaintiff take nothing by way of this action;


         ON COUNTERCLAIM PLAINTIFFS' FIRST AND SECOND CAUSES OF ACTION

I.     For a declaration:

                        a.      that the Poison Pill is invalid; and

                        b. that the Giant Directors have breached and continue to breach their fiduciary duties, including the duty of loyalty, through their adoption of the Poison Pill.

               1.       For an order:

                        a. directing Giant and its Directors fully to disclose each and every provision of the Poison Pill.

                        b. directing that Giant and its Directors rescind, or in the alternative to redeem, the Poison Pill;





                              Page 32 of 35 Pages

                        c. enjoining counterclaim defendants from taking any action in furtherance of the Poison Pill;

                        d. directing Giant to disgorge the more than 400,000 shares of Giant stock it purchased on or about January 5, 1996.

                        e. enjoining Giant or its Directors from engaging in any transactions involving the issuance of Giant's voting securities;

               2.       For Fidelity and Foley's attorneys' fees and costs; and

               3. For such other and further relief as this Court may deem just and proper.


         ON COUNTERCLAIM PLAINTIFFS' THIRD AND FOURTH CAUSES OF ACTION

               4. For presumed, special damages in an amount to be determined at trial;

               5. For actual damages in an amount to be determined at trial;




                              Page 33 of 35 Pages

               6. For punitive damages in an amount to be determined at trial;

               7.       For Fidelity and Foley's attorneys' fees and costs;

               8. For such other and further relief as this Court may deem just and proper.


DATED:   January 16, 1996                MILBANK, TWEED, HADLEY & McCLOY
                                         C. Stephen Howard
                                         Jeffery D. McFarland
                                         Scott Vick
                                         Cheri L. Wood



                                         By: /s/ C. Stephen Howard
                                             --------------------------------
                                                 C. Stephen Howard


                                         Attorneys for defendants and
                                         counterclaim plaintiffs
                                         FIDELITY NATIONAL FINANCIAL, INC.
                                         and WILLIAM P. FOLEY, II





                              Page 34 of 35 Pages

                             DEMAND FOR JURY TRIAL


               Pursuant to Rule 38(b) of the Federal Rules of Civil Procedure and Local Rule 3.4.10, counterclaim plaintiffs hereby demand a trial by jury of all issues triable of right by jury in Giant's First Amended Complaint and counterclaim plaintiffs' Counterclaims.


DATED:   January 16, 1996                MILBANK, TWEED, HADLEY & McCLOY
                                         C. Stephen Howard
                                         Jeffery D. McFarland
                                         Scott Vick
                                         Cheri L. Wood



                                         By: /s/ C. Stephen Howard
                                             --------------------------------
                                                 C. Stephen Howard


                                         Attorneys for defendants and
                                         counterclaim plaintiffs
                                         FIDELITY NATIONAL FINANCIAL, INC.
                                         and WILLIAM P. FOLEY, II





                              Page 35 of 35 Pages